EXHIBIT 10.152

                        CONFIDENTIAL SETTLEMENT AGREEMENT

      This Confidential Settlement Agreement ("Agreement") is entered into by and between CH2M Hill Lockwood Greene as the successor to Lockwood Greene Engineers, Inc. ("LGE") and HiEnergy Technologies, Inc. ("HiEnergy") as of this 20th Day of July, 2006. LGE and HiEnergy are referred to sometimes herein individually as a "Party" and collectively as the "Parties".

                                    Recitals

      WHEREAS, there is now pending in the County Court at Law No. 2 of Dallas County, Texas that certain lawsuit styled Lockwood Greene Engineers, Inc. v. HiEnergy Technologies, Inc., Cause No. 05-12059-B (the "Suit") wherein LGE seeks recovery of $35,038.66 in amounts past due and owing from HiEnergy (the "Amount Due"), plus interest, attorneys fees and costs, under theories of sworn account, breach of contract and quantum meruit.

      WHEREAS, on or about July 12, 2006, LGE filed its Motion for Summary Judgment in the Suit asking for judgment on the Amount Due, plus an award of $9,668.50 in attorneys fees through the summary judgment hearing, interest as allowed by law and costs;

      WHEREAS, the Motion for Summary Judgment is set to be heard on July 28, 2006 and a trial of the Suit has been set for August 14, 2006, if LGE's Motion for Summary Judgment is not granted; and

      WHEREAS, the Parties desire to compromise their claims in order to avoid the uncertainty and expense of further litigation according to the terms set forth herein.

      NOW, THEREFORE, in consideration of the covenants and agreements herein set forth, and other good and valuable consideration, the Parties have agreed as follows:

I. DEFINITIONS

(a) "Purchase Order" means HiEnergy Purchase Order Number G24AG7 issued to LGE in the not to exceed amount of $82,875.00 and attached to Plaintiff's First Amended Petition in the Suit as Exhibit "A".

(b) "Claims" means any and all actions, causes of action, suits, liabilities, fines, penalties, orders, debts, obligations, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions and other claims and demands whatsoever, in law, in equity, or otherwise, whether known or unknown, and whether or not concealed or hidden, which exist or may exist now, including but not limited to claims for money, contract balances, additional services, reimbursable expenses, interest, damages, attorneys' fees, or otherwise and asserted or that could have been asserted in the Suit, whether by LGE or by HiEnergy, and arising from the Purchase Order. All claims arising out of this Agreement or any claims arising in the future relating to any future contracts, transactions or other dealings between the Parties are expressly excluded from the definition of Claims for purposes of this Agreement.


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II. TERMS AND CONDITIONS

The Parties hereto stipulate and agree to resolve the matters alleged in the Suit and any Claims pursuant to the following terms and conditions:

      1. Confidentiality. In addition to any confidentiality requirements of the Purchase Order which shall survive the execution of this Agreement, the entirety of this Agreement shall be treated by the Parties as confidential and its terms may not be disclosed by the Parties or their counsel to any person or entity not a party hereto, except to a party's outside auditors and counsel, except to the extent that such disclosure is required by law, including, without limitation, disclosure in filings with the Securities and Exchange Commission, or as may be required to enforce the terms of this Agreement. It shall not be a violation of this section for a Party to disclose upon inquiry that the dispute has been resolved to the Parties' mutual satisfaction on confidential terms. Notwithstanding the foregoing, the Parties may disclose the terms of this Agreement to the extent reasonably required to insurers in connection with policy matters.

      2. Payments. HiEnergy shall make cash payments to LGE in the aggregate amount of $40,000 in full settlement of the matters alleged in the Suit and any Claims, in four equal installments payable as follows:

            a. $10,000 on or before the close of business on July 21, 2006;

            b. $10,000 on or before the close of business on October 20, 2006;

            c.  $10,000 on or before the close of business on January 19,  2007;
and

            d. $10,000 on or before the close of business on April 20, 2007

Each of the above payments shall be made by cashier's check, certified check or wire transfer.

      3. Dismissal of Suit. Following the execution by the Parties of this Agreement, LGE shall immediately cause its attorneys to non-suit or otherwise cause the Suit to be dismissed, without prejudice to the refiling of same.

      4. Conditional Release by LGE. Provided and upon the condition that HiEnergy shall pay LGE each of the installment payments required by Paragraph 2 of this Agreement on or before the date when each such payment is due, then LGE, for itself and its officers, directors, agents, employees, affiliates, partners, members, successors and assigns, does hereby release and forever discharge HiEnergy and its respective officers, directors, agents, employees, affiliates, partners, members, successors and assigns from the Claims. Upon LGE's receipt of the last required installment payment required by Paragraph 2 of this Agreement, and provided that HiEnergy shall have timely made each of the first three installment payments to LGE required by Paragraph 2 of this Agreement, then the foregoing Conditional Release by LGE shall then become an unconditional release by LGE of HiEnergy of the Claims.


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

      5. Failure to Comply. In the event HiEnergy shall fail to make any or all of the installment payments required by the this Agreement when due or otherwise fail perform its obligations hereunder, and provided that LGE has provided written notice to HiEnergy of its default under this Agreement and a ten (10) day opportunity to cure, then LGE shall be free to refile the Suit. In such event, LGE's damages shall only be reduced by the total amount of all payments made by HiEnergy hereunder, it being expressly understood and agreed that in the event LGE refiles the Suit, LGE shall be entitled to recover any outstanding balance of the Amount Due, the full amount of its attorneys' fees incurred in collecting the full Amount Due, plus interest as allowed by law on the full Amount Due from the date payment of the Amount Due was originally due LGE until the date of actual collection of the full Amount Due or any part of the Amount Due from HiEnergy.

      6.  Unconditional  Release  by  HiEnergy.  HiEnergy,  for  itself  and its officers, directors, agents, employees, affiliates, partners, members, successors and assigns, does hereby release and forever discharge LGE and its respective officers, directors, agents, employees, affiliates, partners, members, successors and assigns from the Claims.

      7. Representations and Warranties

            a. LGE represents and warrants that it has not assigned, transferred or conveyed, or purported to have assigned, transferred or conveyed, to any person or entity, any claim against HiEnergy, or any other right subject to this Agreement.

            b. Each of the Parties warrants to the other that this Agreement is being entered into willingly and that no promises or representations have been made which are not a part of this Agreement.

            c. Each of the Parties have consulted with counsel of their own choosing and has participated in drafting this Agreement and no party is to be understood to be the drafter of the Agreement for purposes of construing it against the drafter.

      8. Notices. All notices, requests, certifications, demands or other communications related in any way to this Agreement shall be in writing and may be delivered by overnight courier or facsimile to the addresses specified below or such other address as may be designated in writing by notice given in the manner herein provided:


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If to LGE:

      Vernon Howerton
      Jenkens & Gilchrist, P.C.
      1445 Ross Avenue, Ste 3200
      Dallas, TX  75202
      Tel. No.: (214) 855-4389
      Fax No.: (214) 855-4300 (fax)

If to HiEnergy:

      HiEnergy Technologies, Inc.
      Attn: Corporate Secretary
      1601-B Alton Parkway, Unit B
      Irvine, California 92606
      Tel. No.: (949) 757-0855
      Fax No.: (949) 757-1477

If delivered personally, such notice shall be deemed to be effective upon receipt. If notice is given by overnight courier, such notice shall be deemed to be effective two (2) business days following deposit with the courier. If by facsimile, such notice shall be deemed to be effective one (1) day following the sending of the facsimile.

      9. Effect of Headings. Paragraph headings appearing in this Agreement are provided for convenience of reference only, and shall in no way be construed to alter or modify the text hereof.

      10. Binding on Successors and Assigns. This Agreement shall inure to the benefit of and be binding in all respects upon the Parties' successors, assigns and transferees.

      11. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, as they exist as of the date of this Agreement. In the event it becomes necessary to refile the Suit, the Parties agree to jurisdiction and venue in the courts Dallas County, Texas.

      12. Counterparts. This Agreement may be executed in any number of multiple counterparts, each of which shall be an original, and shall comprise one and the same document.


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      13.  Authority to Execute.  Each of the Parties and signatories  warrants, covenants and represents that it has executed or caused this Agreement to be executed by duly authorized representatives and that all corporate actions necessary to create a binding and enforceable agreement have been taken.

HIENERGY TECHNOLOGIES, INC.             CH2M HILL LOCKWOOD GREENE


By:  /Roger W. A. Spillmann/            By:  /s/ Steve Yellin/
   --------------------------------        -------------------------------------
   Roger W.A. Spillmann - Pres/CEO         Steve Yellin, Managing Director

Date:    7/20/06                        Date:    7/20/06
     ------------------------------          -----------------------------------


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